Exhibit (b)(6)

NDG: 000015474772	DATE: 09/15/2023

Banco BPM S.p.A. - Share capital of Euro 7.100.000.000 fully paid - ABI 05034 - Tax Code and Enrollment No. in the Business Register of Milan Monza Brianza Lodi: 09722490969 - Representative of the VAT Group Banco BPM - VAT Number 10537050964 - Registered office: P.zza F. Meda, 4 - 22 121 - MILAN - Tel. 02/77001 - Head Office: P.zza Nogara,2 - 37121 - VERONA - Tel. 045/8675111 - Web: www.bancobpm.it - Member of the Interbank Deposit Protection Fund and the National Guarantee Fund - Head of the Banking Group Banco BPM - Member of the Bank of Italy's Register of Banks No. 8065 and of the Banking Group Register No. 237 - Stamp duty paid in a virtual way, where due, Aut. Ag. Delle Entrate-Ufficio di Milano 5 - No 3358/2017 of 01/10/2017

BOLOGNA, 09/15/2023

BANCO BPM SPA	From	ALFASIGMA S.P.A. VIA
BOLOGNA AG. 14 (00586)		DEGLI' 99 5 40133 -
VIA TRATTATI COMUNITARI EUROPE 40127		BOLOGNA (BO)
- BOLOGNA (BO)

UNSECURED
BUSINESS FINANCING WITH SUSTAINABILITY GOAL'
FINANCING No. 07220431

FINANCING SUMMARY DOCUMENT NO 07220431

This "Summary Document" by express agreement between the parties is considered to be an integral and substantial part of the contractual module to which it is attached as title page.

ECONOMIC CONDITIONS

Financing of Euro: 100.000.000,00 (Euro one hundred million zero zero).

1.	The interest rate payable by you is currently fixed at the rate of 4.9053% per year (four point ninety five three) nominal convertible on the basis of the repayment period of the installment:

variable and automatically determined at 0.880 (zero point eight hundred eighty) points higher than the Euribor - Euro Interbank Offered Rate - 3 (three) months base360 - average percentage previous month (simple arithmetic average of the quotes per currency recorded daily at 11.00 Central European Time by the Euribor Management Committee - EMMI - disseminated on the main telematic circuits, e.g. http://it.euribor-rates.eu and published in the specialist press). The average for the previous calendar month shall . Currently, the value of the indexing parameter is 3.7730% and so the interest rate is 4.6530% (four point six-five-thirty percent) as of today.

The above indexing parameter will be referred to below, even more briefly, as ‘Euribor’. Should the formula and/or methodology (mathematical or otherwise) used by EMMI (current Euribor administrator) for the collection of the indexation parameter be changed in accordance with Regulation (EU) 2016/1011, the Bank will use Euribor according to the current time-by-time formula and/or methodology. In case of temporary unavailability of the Euribor, the last known value of the indexation parameter shall be used.

Euribor will cease to apply if EMMI, or the competent authority at that time, makes a public declaration of final unavailability and/or unrepresentativeness, in the cases provided for in Regulation (EU) 2016/1011 as amended, from the date indicated therein. In such cases, or, in general, in the event of the final unavailability of the Euribor, the indexation parameter ‘ESTR Compounded Average Rate’ at 3 months, published by the ECB on its institutional website (https://www.ecb.europa.eu i.e. the different guideline to be specified in time by the ECB) on the penultimate business day preceding the commencement date of the contractually scheduled interest payment plus the credit spread adjustment for the discontinued index calculated using the ISDA methodology definitively and published on Bloomberg, hereinafter ‘ESTR’. The ESTR will be applied from the contractually agreed interest installment period following the date indicated in the declaration. In the event of an increase or decrease in the current time-to-time indexation parameter, the interest rate will be adjusted to the extent that changes occur, and the amount of interest payments will vary accordingly. If the ESTR is not available, the Bank shall comply with the instructions of the competent authorities.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

It is understood between the parties that the above-mentioned interest rate, given by the sum of the EURIBOR (i.e., in the event of its missing and/or impossible future recording, the ESTR) and the spread set under the economic conditions, may in no case be less than zero. Therefore, it is expressly agreed that if the interest rate, as determined above, is zero or lower, the Bank will apply a zero interest rate to this loan until the interest rate returns to a value above zero.

The Contracting Parties agree that, if all sustainability indicators (as identified and defined in the contract) have reached the contractually determined target value, the spread applied to the funding - as set out above - will be reduced by 0.030000% (zero point thirty thousand percent) from the first day of the interest period immediately following the delivery date of the relevant sustainability statement, it being understood that the spread reduction will be applied until the end of the interest period in which the next sustainability statement is delivered under the contract.

2.	The interest rate applicable to the loan during the pre-amortization period shall be determined in accordance with the rules on depreciation interest, calculated at the rate set out in point 1 above.

Interest (both depreciation and pre-amortization) shall be calculated using the nominal rate described in relation to the actual number of days elapsed with a divisor of 360 days.

3.	The interest on arrears:

determined by the amount of 2.000 (two point zero zero zero) percentage points above the interest rate as determined above, in effect at the date of default.

4.	The additional economic conditions to be borne by the Beneficiary are:

-              investigation fees (i.e., up-front fees): up to 0.200% of the amount of one-off financing amount paid (maximum Euro 200,000.00) to be paid at each disbursement of the financing in proportion to the amounts disbursed each time

-              expenditures for file management: Euro 0.00

-              expenditures collection installment: Euro 2.75

-              costs of sending periodic reports            to customers in paper form: EUR 0.95

-              costs of sending periodic reports            to customers in electronic form: Euro 0.00

-              costs of acceptance, replacement of guarantees, deferrals, extensions, as well as for supplemental documents of any kind 0.000 % of the outstanding debt plus any notarial charges, registration fees, etc.

-              charge for modification of contractual arrangements: a sum equal to 0.00% of the outstanding debt

-              charges for suspension of payment of installments: Euro 0.00

-              payment of installment notification (anticipated only if the installments is not made by debiting the bank’s current account): Euro 1.25

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

2

NDG: 000015474772	DATE: 09/15/2023

-              penalty for non-disbursement: 0.200 % of the amount not disbursed

-              expenditures on requests for certification, legal documents, accounting documents, interest, etc.: Euro 1,25

-              compensation for early repayment: an amount equal to 0.,000 % of the principal repaid early

-               Expenditures for changes in economic conditions made by bilateral agreement between the parties (not in accordance with contractual arrangements): Euro 50.00

-             expenditures on postal stamps, taxes other than the substitute tax, in accordance with the law

5.	The Taeg is currently 4.9053% (four point nine thousand fifty three percent).

The parties acknowledge to each other that, at the time of signature of this agreement, the agreed economic conditions may not be higher than the cut-off rate for the specific category of credit operations as laid down in Law No 108 of March 7, 1996 covering provisions on usury for the current quarter. If the interest rate, even if increased by the application of the penalty payment, violates the provisions of Law No 108/96 of March 7, 1996, the interest rate applied to the loan will be equal to the maximum rate permitted by law from time to time.

The AMORTIZATION PLAN (Annex 1) is attached to the contract in accordance with the following Article.

8 ("Repayment of Funding")

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

3

NDG: 000015474772	DATE: 09/15/2023

NDG 15474772 DATE 15/09/2023

BPM BANK

Banco BPM S.p.A. Group Head of Banking Group BANCO BPM - Registered Office: Piazza F. Meda, 4 - 20121 Milano Tel. 02/77001 Administrative Office: Piazza Nogara, 2 - 37121 Verona - Tel. 045/8675111 www.bancobpm.it Share Capital at 20.04.2023 Euro 7.100.000.000 - ABI 05034 - Tax Code and Registration in the Milan Business Register Monza Brianza Lodi No 09722490969 - Representative of the VAT Group Banco BPM VAT Registration Number 10537050964 - Member of the Interbank Deposit Protection Fund and the National Guarantee Fund - Enrolled in the Bank of Italy's Bank Register and in the Banking Group Register - Virtual stamp duty, due, Aut. Ag. delle Entrate Ufficio di Milano 5 - n. 3358 of 10/01/2017.

AMORTIZATION PLAN

DATE 09/15/2023	Branch 586	BOLOGNA AG. 14	FROM 09/15/2023
NDG 15474772	Header ALFASIGMA S.P.A.		No. Report 07220431
Type Funding funding unsecured companies with sustainability goal
Amount requested:	100,000,000. 00
Type financial plan Italian Plan

PRE-DEPRECIATION:	from: 09/16/2023	rate number: 5	periodicity:	Quarterly	duration in months:	13
DEPRECIATION:	from: 10/01/2024	rate number: 8	periodicity:	Quarterly	duration in months:	24

RATES APPLIED	from: 09/15/2023	4. 6530%	Variable Rate Type Indexing Parameter: EF4	[description in annex]	Spread: 0.8800%
RATES APPLIED	from: 10/01/2024	4. 6530%	Variable Rate Type Indexing Parameter: EF4	[description in annex]	Spread: .8800%

APRC 4. 9053	Practical status: stipulation

No. (P)ream. Installment (A)mort.	Deadline	Remaining debt	Capital Share	Interest rate	Installment Expense	Receipt Warning	Other expenditure/ Contributions	Installment Amount
1P	09/29/2023	100,000,000.00	0.00	180,950.00	0.00	2.75	0.00	180,952.75
2P	12/29/2023	100,000,000.00	0.00	1 176 175.00	0.00	2.75	0.00	1 176 177.75
3P	03/28/2024	100,000,000.00	0.00	1 163 250.00	0.00	2.75	0.00	1 163 252.75
4P	06/28/2024	100,000,000.00	0.00	1 189 100.00	0.00	2.75	0.00	1,189,102.75
5P	09/30/2024	100,000,000.00	0.00	1 214 950.00	0.00	2.75	0.00	1 214 952.75
1A	12/31/2024	100,000,000.00	12 500 000.00	1 189 100.00	0.00	2.75	0.00	13 689 102.75
2A	03/31/2025	87 500 000.00	12 500 000.00	1 017 843.75	0.00	2.75	0.00	13 517 846.50
3A	06/30/2025	75 000 000.00	12 500 000.00	882 131.25	0.00	2.75	0.00	13 382 134.00
4A	09/30/2025	62 500 000.00	12 500 000.00	743 187.50	0.00	2.75	0.00	13 243 190.25
5A	12/31/2025	50 000 000.00	12 500 000.00	594 550.00	0.00	2.75	0.00	13 094 552.75
6A	03/31/2026	37 500 000.00	12 500 000.00	436 218.75	0.00	2.75	0.00	12 936 221.50
7A	06/30/2026	25 000 000.00	12 500 000.00	294,043.75	0.00	2.75	0.00	12 794 046.50
8A	09/30/2026	12 500 000.00	12 500 000.00	148 637.50	0.00	2.75	0.00	12 648 640.25
TOTALS:			100,000,000.00	10 230 137.50	0.00	35.75	0.00	110 230 173.25

/s/ FRANCESCO BALESTRIERI

[signature]

Signature for Acceptance and Approval of the Financed/Borrower Party

Loans - AMORTIZATION PLAN	COPY FOR THE BANK

NDG: 000015474772	DATE: 09/15/2023

NDG 15474772 DATE 15/09/2023
DEPRECIATION PLAN continues ANNEX

INDEXING PARAMETERS

ef4 code

MONTHLY REGISTRATION OF THE AVERAGE OF THE EURIBOR 3 MONTH BASE 360 VALUES OF THE MONTH PRIOR TO DEC. INSTALLMENT

Signature for Acceptance and Approval of the Financed/Borrower Party

Loans - AMORTIZATION PLAN	COPY FOR THE BANK

NDG: 000015474772	DATE: 09/15/2023

Between

-                     BANCO BPM S.P.A. with registered office in MILAN, Piazza F. Meda 4, ABI 05034 Fiscal Code and Registration No.in the Business Register of Milan Monza Brianza Lodi 09722490969 - Representative of the VAT Group Banco BPM - VAT Number 10537050964, Share capital of Euro 7,100,000,000 fully paid, Participant in the Interbank Deposit Protection Fund and the National Guarantee Fund, Head of the Banking Group Banco BPM, Enrolled at No 8065 of the Bank of Italy's Register of Banks and the Register of Banking Groups at No 237 (hereinafter the "Bank" or "Financing Bank"), represented by Ms. Cristina Ricci born in Faenza (RA) on 01/26/1970, tax code RCCCST70A66D458T, authorized to stipulate this document by virtue of the powers conferred on her by the special power of attorney issued by the President of the Board of Directors of the Bank on September 8, 2020 by deed of the Notary Art Paladini of Verona, Repertoire No 25222 Collection No 12722, registered at the Revenue Agency of Verona on 09/15/2020 to No 26598 series - 1T;

on the one hand

-                     ALFASIGMA S.P.A. with headquarters in VIA DEGLI' 99 5 40133 - BOLOGNA (BO), tax number and registration number 0000003432221202 at the Bologna Business Register (BO ), VAT number 03432221202 (hereinafter the "Beneficiary" or "Borrowing Party") Share capital € 10,000,000.00 Fully Paid, represented by Mr. Francesco Balestrieri in his capacity as CEO authorized to stipulate this document by virtue of the Minutes of the Board of Directors of October 28, 2021;

- on the other hand -

The Financing Bank and the Beneficiary, hereinafter jointly referred to as the ‘Parties’ and, each individually, a ‘Party’.

Whereas:

(A)	On 07/12/2023, the Beneficiary requested from the Financing Bank the granting of a loan amounting to EUR 100,000,000.00 (Euro 100 million point zero zero) (hereinafter the ‘Financing’) to support the financial needs of the Company.

(B)	the Financing Bank has agreed to provide the Financing on the basis of:

(1)	the veracity, completeness and appropriateness of the data and information provided by the Beneficiary concerning its legal, administrative, economic, property, financial and operational situation.

(2)	on the statements made and on the assumption and full compliance with the commitments provided for in this contract, as follows.

(C)	the Beneficiary declares that it is not qualified as a ‘consumer’, with the result that the existing legal provisions on ‘Consumer credit’ set out in Article 121 of the UPC are not applicable.

(D)	with this agreement the Parties intend to fully regulate their respective relationships and obligations in relation to Financing.

in view of the above, the following shall be agreed and concluded:

1.	PREMISES, DEFINITIONS, REFERENCES AND ANNEXES

1.1	Premises and annexes

The premises and annexes, as well as the Summary Document, form an integral and substantial part of this Agreement.

1.2	Definitions

In addition to the terms and expressions defined elsewhere in this Financing Agreement, including the preamble, the following terms with initial capital letters shall have the meaning for each of them specified hereafter; terms expressed in singular form only shall be understood to include the plural and vice versa:

Customer Acceptance

BANCO BPM S.p.A

Head of Banking Group BANCO BPM

Registered office: Piazza F Meda, 4 • 20121 Milan - Tel, 02 77001

Administrative Headquarters: Nagara Square, 2 - 37121 Verona - Tel. 045 8675111

www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

‘Bullet Depreciation’ means the depreciation that anticipates the repayment of the principal, paid in one installment on maturity of the Financing, together with the payment of relative interest. In the period preceding the expiration of the Financing, the Beneficiary will have to pay, if anticipated in the Contract, interest-only installments.

‘Progressive Depreciation’ or ‘French Depreciation’ means depreciation that anticipates installments composed of increasing installments of principal to be repaid (calculated on the basis of the business calendar (360/360) and interest installments calculated on the remaining debt, with reference to the number of actual days elapsed for each Interest Period and fixed divisor 360. Without prejudice to the calculation of the principal amount as indicated above, the total amount of the individual installments shall be modified due to the different number of calendar days included in each Interest Period.

‘Uniform depreciation’ or ‘Italian depreciation’ means depreciation involving installments made up of constant capital quotas (i.e., the same for all installments, determined by dividing the borrowed capital by the number of repayment installments) and interest quotas calculated on the remaining debt, which decrease over time.

‘Statement of Sustainability’ means the statement setting out the value of the Sustainability Indicators for the purposes of the Spread variation, where applicable, signed by the legal representative of the Beneficiary, in the form provided in Annex 3 (Statement of Sustainability).

"Receipt" means the declaration of actual disbursement and receipt and acknowledgement of debt that the Beneficiary will have to issue to the Financing Bank at the time of each Use pursuant to Article 6 (Use of Financing)(D), in the form provided in Annex 7 (Deed of Receipt).

‘Financing Bank’ means BANCO BPM S.P.A., better identified in appearance.

‘Qualified Bank’ means an entity that is:

(a)	a credit institution, insurance undertaking, institutional investor or other financial institution authorized to exercise banking or financial activity in Italy pursuant to Legislative Decree No 385 of September 1, 1993 or Legislative Decree No 58 of February 24, 1998, resident for tax purposes in Italy pursuant to Article 73 of Presidential Decree No 917 of December 22, 1986 and not acting for the purposes of this Agreement through a permanent establishment located abroad; or

(b)	a credit institution or other financial institution authorized to exercise banking or financial activity in Italy, not resident for tax purposes in Italy, acting through a permanent establishment in Italy for which any payment received under the Financial Documents qualifies as corporate income within the meaning of Articles 81, 151 and the first paragraph of Article 152 of Presidential Decree No 917 of December 22, 1986; or

(c)	a credit institution or other financial institution authorized to exercise banking or financial activity in Italy, which is not resident for tax purposes in Italy and which does not act for the purposes of this Agreement through a permanent establishment in Italy and which has concluded a double taxation treaty with Italy under which it is entitled to receive interest payments from an entity resident in Italy without withholding tax and which is entitled to benefit from that treaty; or

(d)	a subject who, pursuant to Article 26(5a) of Presidential Decree No 600 of September 29, 1973, as amended and supplemented from time to time, is entitled to receive interest payments or equivalent proceeds made by the Beneficiary under this Agreement without the application of any Withholding Tax; or

(e)	any subject relative to whom an interest payment may be made without any withholding tax imposed by Italian law.

"Beneficiary": indicates ALFASIGMA S.P.A., as best identified during appearance.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

‘Change of Control’; means, for the entire duration of the Financing, the circumstance in which the Partners of Reference cease, at any time, to hold, directly or indirectly, individually or jointly (1), a stake in the share capital of the Beneficiary of at least 50.01% (fifty point zero one percent) or any higher percentage necessary to control the ordinary and extraordinary meeting of the Beneficiary and (2) the right to appoint the majority of the members of the Board of Directors of the Beneficiary, subject in any event to the right of veto in favor of the ‘Shareholders B’ (as defined under the by-laws of the Beneficiary) as laid down in the by-laws of the Beneficiary.

It is understood that the transfer of mortis causa holdings to relatives of the Partners of Reference within the second degree in a straight line or within the third degree in a collateral line and/or the transfers carried out between Partners of Reference and relative spouses and/or relatives within the second degree in a straight line or within the third degree in a collateral line will not constitute a change of control.

‘Certificate of Conformity’; means the certificate containing the financial parameters, together with the details of the calculations performed, signed by the legal representative of the Beneficiary, in the form provided in Annex 5 (Certificate of Conformity).

"Corporate Crisis Code": indicates Legislative Decree. January 12, 2019, No. 14, entitled ‘Code of Corporate Crisis and Insolvency’, issued in implementation of Law No 155 of October 19, 2017, as amended or supplemented.

"Current Account" means the current account No 000000022740 in the name of the Beneficiary and opened at Branch No. 00586 of the Financing Bank.

‘Contract’ or ‘Financing Contract’ means this financing contract, including all its annexes, as well as any subsequent contracts or agreements by which it may be supplemented, modified or novated.

‘Calculation date’ has the meaning given in Annex 4 (Financial Parameters).

"Expiration Date": Indicates the expiration date of the Financing as provided for in Article 4 (Duration) of the Contract.

"Date of Stipulation" means the date of signature of this Agreement.

"Utilization Date": Indicates the date a Drawdown is made from the Financing.

‘Financial Documents’ means:

(A)	this Agreement.
(B)	each Sustainability Statement.
(C)	each Certificate of Conformity.
(D)	each Request for Use.
(B)	each Deed of Receipt.
(C)	any agreement amending the Financial Documents.
(D)	any attachment to the Financial Documents and any deed or document designated in writing as a "Financial Document" by the Parties.

"Summary Document" means the document containing the economic conditions applied to the Financing which, by express agreement between the Parties, is considered to be an integral and substantial part of this Agreement, constituting the title page of this Agreement.

‘Material Adverse Effect’ means the consequences of any occurrence which significantly affects (i) the equity, financial and/or operational situation of the Beneficiary; or (ii) the ability of the Beneficiary to properly discharge its payment obligations under the Contract, taking into account the applicable deadlines; or (iii) the effectiveness of the Financial Documents.

‘Material Event’ means any event, fact or circumstance which is qualified as such under Article 16 (Material Events).

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

"Financing" means the cash financing of Euro 100,000,000.00 (Euro one hundred million point zero zero), granted under this Agreement.

'Working Day': means a day calculated from the calendar of the international TARGET2 payment system on which banks are allowed to be open to the public for the purpose of carrying on their normal business.

[Note: Definitions deleted as not referred to in the body of the text]"Group": means jointly the Beneficiary and the companies controlled, directly or indirectly, by the Beneficiary pursuant to Article 2359(1) and (2) of the Civil Code.

‘Sustainability indicators’ (ESG - Environmental, Social, Governance): means the environmental and/or social and/or governance sustainability measurement factors adopted by the Beneficiary in view of the possible change in the Spread, as specified in the table in Annex 2 (Sustainability indicators).

"Bankruptcy Act": refers to Royal Decree No. 267 of March 16, 1942 (Rules on bankruptcy, judicial settlement and administrative compulsory liquidation).

‘Own Funds’ means the amount of:

(a)	the share capital as decided from time to time, subscribed and paid up in cash and the available reserves.

(b)	the shareholder loans, provided that they are fully subject and subordinated, in respect of principal, interest and any other amounts due under any heading, to the Financing; and

(c)	non-repayable payments, to capital account and future capital increases account provided that, in each case, they are not repayable to the shareholders.

‘FATCA legislation’ means:

(a)	Sections 1471 to 1474 of the Code or any related official regulations or rules.

(b)	any treaty, law, regulation, or official legislation implemented in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, that (in either case) facilitates the implementation of the laws specified in paragraph (a) above; and

(c)	any agreement entered into with the United States Internal Revenue Service, the Government of the United States of America, or any governmental or fiscal authority in any other jurisdiction as a result of the implementation of the regulations in (a) or (b) above.

‘Financial Parameters’ has the meaning specified in Annex 4 (Financial Parameters).

"Party" means each of the parties to this Agreement, as identified in the appearance.

‘Availability Period’ means the period of time within which the Financing may be used, from the Date of Establishment to September 30, 2024.

‘Interest Period’ means each accrual period and the period for calculating interest on the Financing, as provided for in Article 7.2 (Interest Period).

‘Period of Reference’ has the meaning given in Annex 4 (Financial Parameters).

‘Depreciation plan’ means the table provided in Annex 1 (Depreciation plan), which represents the draft reimbursement of the Financing according to the Italian Depreciation method, including the pre-amortization period until September 30, 2024. In floating rate loans, the table is only indicative with regard to the interest rate portion of the installment.

‘Accounting Principles’ means the accounting principles adopted in the drafting of the financial statements, as specified in Annex 4 (Financial Parameters).

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

"Request for Use" means the irrevocable written notice that the Beneficiary must give to the Financing Bank to obtain a Use, in accordance with the model in Annex 6 (Request for Use).

" FATCA Withholding" means a withholding, deduction or deduction under FATCA in respect of a payment due under the Financial Documents.

‘Withholding Tax’ means any definitive withholding, deduction, allowance or withholding tax or as an advance relative to a tax or other payment to a governmental or other public authority, imposed by the law of any jurisdiction, other than a FATCA Withholding Tax.

‘Shareholders of Reference’ means jointly:

(a)	Mr. Stefano Golinelli, born in Bologna on 05/16/1945, residing in Bologna - Via della Zecca, 1, tax code GLNSFN45E16A944H.
(b)	Mr. Andrea Golinelli, born in Bologna on 08/31/1949, residing in Bologna - Via Galliera, 8, tax code GLNNDR.49M31A944A.

‘Spread’ means the annual increase applied to the Rate of Reference for the purpose of determining the Interest Rate, which may vary pursuant to Article 7.1(c), as indicated in the Summary Document and Article 7.1 (Interest Rate).

"TARGET2": means the Trans - European Automated Real - Time Gross Express Transfer platform and is Europe's leading platform for making euro payments in real time.

‘Interest rate’ means the annual variable nominal interest rate applied to the Financing, equal to the Rate of Reference, recorded as specified in the Summary Document, plus the Spread.

‘Rate of References’ means the indexation parameter identified and recorded as indicated in the Summary Document.

“TUB": means Legislative Decree No 385 of September 1, 1993, as subsequently supplemented and amended (Consolidated text of the banking and credit laws).

"Drawdown" means any disbursement from the Financing that the Beneficiary may request under the terms and conditions provided for in the Contract.

2.	FINANCING

Under the terms and conditions set forth in this Agreement, the Financing Bank grants and makes available to the Beneficiary, who accepts, the medium-term financing of the amount of Euro 100,000,000.00 (Euro one hundred million point zero zero), which can be used as cash in accordance with the provisions of Article 6 (Use of the Financing), exclusively for the purpose and duration respectively specified in Article 3 (Purpose of the Financing) and Article 4 (Duration of the Financing).

3.	PURPOSE OF FINANCING

The Beneficiary must use the Financing exclusively to support the financial needs of the business.

4.	DURATION OF FINANCING

Financing will end on 09/30/2026 as per the Depreciation Plan in Annex 1 (Depreciation Plan).

4.BIS	FIRM COMMITMENT

The Financing Bank agrees not to terminate the Agreement before the Expiration Date unless a Material Event as referred to in Article 16 (Material Events) occurs.

Customer Acceptance

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

5.	CONDITIONS OF THE FINANCING AGREEMENT

5.1	Suspensive conditions for payment

The Parties acknowledge to each other that, prior to or at the same time as the Date of Stipulation, all of the following suspensive conditions of the Financing have been met:

(A)	delivery to the Financing Bank of a copy of the Beneficiary’s articles of association and current statute;

(B)	delivery to the Financing Bank of the Beneficiary’s last and consolidated annual financial statement, if drawn up, duly approved.

(C)	delivery to the Financing Bank of a copy of the corporate decisions of the competent organs of the Beneficiary relating to the conferral of powers to one or more specifically identified natural persons for the signature of the Contract and other Financial Documents and for the performance of any related useful or necessary transaction.

(D)	delivery to the Financing Bank of the Certificate of Validity of the Beneficiary, attesting the absence of liquidation or insolvency proceedings against it, issued by the competent Register of Companies on a date not earlier than 5 (five) 'Working Days from the Date of Establishment.

5.2	Additional conditions

Without prejudice to, and in addition to, the above, the commitment of the Financing Bank to provide a Drawdown is subject to the condition that, at the date of each Request for Drawdown (additional to the first Drawdown) and its Date of Drawdown:

(A)	the statements and warranties referred to in Article 11 (Statements and warranties) of this Agreement are true and fair in all substantive terms.

(B)	no Material Event has occurred or could occur as a result of the Drawdown.

6.	USE OF THE FINANCING

(A)	The Financing may be used by the Beneficiary in several Drawdowns within the Availability Period, exclusively for the purpose indicated in Article 3 above (Purpose of the Financing). For the sake of clarity, it is specified that in any event the Financing is not to be understood as a revolving credit line and, therefore, it is not permitted to restore the availability of the credit line as a result of the timely repayments made by the Beneficiary.

(B)	Disbursement of each Drawdown of the Financing will be subject, in addition to the provisions of the previous Article 5 (Terms of the Financing Agreement), to the receipt by the Financing Bank of the related Request for Drawdown in the form of Annex 6 (Request for Drawdown) with a notice of at least 3 (three) Working Days prior to the Desired Drawdown Date, which must be a Working Day included in the Availability Period. With exclusive and limited reference to the disbursement of the first Drawdown, at the same time as the Date of Stipulation, the notice period referred to above is understood to be waived.

(C)	The Financing Bank will not pay the amount indicated in a Request for Drawdown that is in excess of the amount of the Financing still available, i.e., the difference between the total amount of the Financing and the sum of the Drawdowns outstanding. Each Drawdown will be paid by the Financing Bank into the Beneficiary's Current Account.

(D)	The Beneficiary declares to receive, at the same time as signing this Agreement, the sum of Euro 1,000,.000.00 (Euro one million/00) as first Drawdown, of which it issues extensive and releasing receipt to the Financing Bank, acknowledging that it is liable to the Bank for the aforementioned amount of Euro 1.000.000,00 (Euro one million/00) and obligated to reimburse it as specified in Article 8 below (Reimbursement of Financing). At the same time as the disbursement of each subsequent Drawdown, the Beneficiary shall issue a wide and releasing receipt to the Financing Bank through the signature of a document basically in the form provided in Annex 7 ( Document of Receipt) to this Agreement.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

(E)	Once the Availability Period has expired, the Beneficiary will not be able to request any further Drawdown. The portion of the Financing not used by that date shall be deemed to have been waived by the Beneficiary and automatically canceled and there shall be no obligation on the part of the Financing Bank to disburse under the Contract. In this case, the Beneficiary will have to pay the Lending Bank the penalty for non-disbursement calculated on the part not disbursed to the extent stipulated in the Summary Document.

(F)	The Beneficiary undertakes to acknowledge to the Financing Bank any amount due to it by way of fees, if agreed between the Beneficiary and the Financing Bank, and to that end irrevocably authorizes the Financing Bank to debit that amount to the aforementioned Current Account on the date it is due.

7.	INTEREST ON THE FINANCING

7.1	Interest rate

(A)	From the Date of Drawdown, the Beneficiary undertakes to pay the Financing Bank the interest accrued on the sums disbursed under the Financing, at a rate equal to the Interest Rate calculated by the Financing Bank according to the modalities indicated in the Summary Document. The Bank shall notify the Beneficiary of the Interest Rate as determined in accordance with the Summary Document from time to time within 10 (ten) Working Days from the beginning of each Interest Period.

(B)	The interest on the Financing will not be capitalized.

(C)	It is understood between the Parties that the Spread initially applied to the Financing will be subject to change depending on the achievement of the target value of the contractually foreseen Sustainability Indicators.

In particular, if the Sustainability Certification certifies that the target value of all contractually required Sustainability Indicators has been reached, the initial Spread will be reduced by 0.030000% (zero point zero thirty thousand per cent).

In such a case, the decrease in the Spread will become effective and will be applied from the first day of the Interest Period immediately following the delivery date of the Statement of Sustainability and will remain in effect until the end of the Interest Period in which the delivery date of the next Statement of Sustainability under Article 12 falls (Information Requirements). If the Statement of Sustainability has not been delivered to the Lending Bank in accordance with the contractual requirements, the initial Spread will not change regardless of the actual results achieved.

If a Sustainability Indicator is no longer available or can no longer be calculated or is no longer appropriate in the course of the Financing, the Parties shall, at the request of the Beneficiary, meet in order to agree on a Substitute Sustainability Indicator, where possible of substantially similar nature.

The Parties agree that failure to achieve the target value of the Sustainability Indicators will not constitute a Material Event within the meaning of Article 16 (Material Events) nor will it result in any cost or charge of any kind to be borne by the Beneficiary.

7.2	Interest Period

(A)	For the purposes of maturity and interest calculation, the Financing shall be divided into Interest Periods. Each Interest Period will have a duration and maturity according to the Amortization Plan shown in Annex 1 (Amortization Plan). The last Interest Period will expire in any event on the Due Date.

(B)	If the expiry date of an Interest Period, as defined above, does not fall on a Business Day, it will be postponed to the next Business Day, unless the next Business Day falls on the following month, in which case it will be moved to the Business Day immediately preceding the actual Due Date.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

7.3	Payment of Interest

(A)	The payment of interest accrued in each Interest Period shall be made by the Beneficiary in arrears, at the expiry of the relevant Interest Period, as determined in accordance with Article 7.2 above (Interest Period). Until 30 September 2024, the end of the pre-amortization period, the Beneficiary will have to pay installments composed only of the interest installment.(B) Payment of the interest amounts due by the Beneficiary shall be made, in accordance with this Article 7 (Interest on Financing), by the establishment of sufficient cash in the Current Account, from which the Financing Bank will make the relative debits on the date of expiry of the relevant Interest Period, or as indicated from time to time in the payment notices to be sent by the Financing Bank with a notice of at least 10 (ten) Business Days after the relevant Interest Period. In this regard, the Beneficiary expressly authorizes and gives an irrevocable mandate to the Financing Bank to debit from the Current Account the sums due by the Beneficiary within the time limit and according to the deadlines provided for in this Article 7 (Interest on Financing) and, in general, by the Contract and other Financial Documents.

7.4	Interest on arrears

(A)	Without prejudice to Article 7.5 (Legal limit on the applicable Interest Rate) below, in the event of a timely and complete failure by the Beneficiary to pay any amount due under the Contract and/or the other Financial Documents, interest on arrears will be due for the entire period of delay at a rate equal to the Interest Rate at the date of default plus 2.000 (two point zero zero zero) percentage points, as indicated in the Summary Document.

(B)	It is understood that interest on arrears:

(1)    Will be calculated on the amounts due and not paid for the actual number of days which elapsed between the day on which payment should have been made (included) and the date of actual payment (excluded) with a divisor equal to the actual days of the calendar year.

(2)    Will take effect automatically, without the need for any notice or notice, but only after the expiry of the period (including where the time period has lapsed), and without prejudice to the Bank’s right to exercise its rights under Article 17 (Shares of the Financing Bank at the occurrence of a Material Event) as well as to claim compensation for the additional damage.

7.5	Legal limit to the applicable interest rate

The Parties acknowledge to each other that, at the time of signature of this Agreement, the agreed economic conditions may not be higher than the threshold rate for the current quarter for the specific category of credit operations within the meaning of Law No. 108 of March 7, 1996 regarding usury and subsequent amendments and supplements.

If the Interest Rate, even if increased by the application of the penalty payment, constitutes a breach of the provisions of the aforementioned Law No 108 of March 7, 1996, the interest rate applied will be equal to the rate on a case-by-case basis corresponding to the maximum limit permitted by law.

8.	REPAYMENT OF THE FUNDING

8.1	Repayment of the Funding

(A)	Without prejudice to Article 9 (Early Repayment of Financing), the Beneficiary undertakes to repay the amount disbursed from the Financing by the Maturity Date by paying 8 (eight) deferred quarterly installments, including principal and interest, under the amortization plan, the first of which expires on December 31, 2024. For the sake of clarity, it is understood that until September 30, 2024, the date of expiry of the pre-amortization period, the Beneficiary will have to pay installments composed only of the interest installment, in accordance with the Amortization Plan.

(B)	In the event that a Financing Repayment Date does not fall on a Business Day, the payment will be considered as due on the next Business Day, unless the next Business Day falls in the following month, in which case the payment must be made on the Business Day preceding the actual Due Date.

(C)	Payment of the amounts due by way of reimbursement of the Financing by the Beneficiary shall be made, in accordance with this Article 8 (Reimbursement of the Financing), through the establishment of sufficient cash in the Current Account, on which the Financing Bank will make the related debits, or as indicated from time to time in the payment notices which will be sent by the Financing Bank with a notice of at least 10 (ten) Working Days prior to the date of the payment due. The Beneficiary expressly authorizes and gives an irrevocable mandate to the Financing Bank to debit from the Current Account the sums due from the Beneficiary within the time limits and according to the deadlines provided for in this Article 8 (Reimbursement of the Financing) and, in general, by the Contract and other Financial Documents.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

8.2	Amortization Plan

(A)	Without prejudice to Article 8.1 (Reimbursement of Financing), it is understood that:
(i)	At the time of the first Drawdown, the Financing Bank delivers to the Beneficiary the Amortization Plan that determines, with binding effect between the Parties, also relative to subsequent Drawdowns, the quarterly frequency of the repayment installments, their maturity, the method of determination of the installments and the Expiration Date.
(ii)	when making each disbursement after the first one, the Financing Bank will adjust the Amortization Plan, increasing proportionally the amount of the installments due after that disbursement, in order to take into account the total amount actually disbursed up to that date.
(iii)	In the event of an increase or decrease in the Interest Rate or in the event of a partial early repayment of the Financing and/or partial cancelation of the Financing, the Financing Bank will reassess the Amortization Plan of the Financing, assuming as "principal" the residual principal, as "maturity" the residual maturity and as "Interest Rate" the rate recorded according to the modalities indicated in the Summary Document, promptly notifying the Beneficiary.

(B)	Accordingly, the Beneficiary acknowledges and recognizes that the updated Amortization Plan received at the time of disbursement of each Drawdown may not have a definitive value by providing the evidence only of:
(i)	what would be the principal amount of each installment if no further Drawdown were made; and
(ii)	what would be the total amount of each installment if the Interest Rate recorded at each Drawdown Date remained unchanged over the duration of the amortization, and is therefore not intended to determine precisely the final amount of each installment, since the interest rate may vary with respect to both the principal and the interest installment and, in any case, with respect to the total amount of each individual installment.

9.	EARLY REPAYMENT OF THE FINANCING

9.1	Voluntary early repayment

The Beneficiary will have the right to repay in advance, in whole or in part, the amount disbursed by the Financing Bank, with written notice to be provided at least 5 (five) Working Days before the proposed repayment date. Amounts refunded pursuant to this Article 9.1 (Voluntary early repayment) shall be deemed to be no longer due and shall in no way be reused.

Any request for early repayment will be irrevocable and will oblige the Beneficiary to make the repayment on the date indicated.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

9.2	Mandatory early repayment

(A)          Illegality

If, at any time, the maintenance of this Financing by the Financing Bank or the fulfillment of its obligations under the Contract violates any law or regulation or any administrative or supervisory measure applicable to it that has been enacted since the Date of its conclusion, the Financing Bank shall, as soon as it has become aware of it, inform the Beneficiary thereof without delay, giving a precise indication of the provisions from which, such illegality derives.

Following the notification referred to in the preceding paragraph, the Financing Bank will no longer be obliged to make the Financing provided under this Agreement available and the Beneficiary will have to repay all the funds already used (together with interest and other amounts due under the Agreement) without any penalty, at the latest on the 25th Working Day following receipt of the notification referred to above, or at the latest within the period specified in the provisions from which the illegality arises. The Beneficiary must inform the Financing Bank in writing of the date of repayment. In any case, the Expiration Date cannot be exceeded.

It is understood that the Financing Bank shall, in good faith and at no additional cost to the Beneficiary, adopt all reasonably identifiable solutions to avoid the application of this clause.

(B)          Change of Control

The Beneficiary undertakes to promptly notify the Financing Bank, as soon as it is aware of the occurrence of a change of control, and to repay the Financing in full in advance within 10 (ten) Working Days after the occurrence of the event. Mandatory early repayment shall not be subject to any penalty.

10.	PAYMENTS

10.1	Allocation of payments

If the Financing Bank receives from the Beneficiary a payment of less than the amounts due under the Agreement, or an optional partial early repayment payment, the payment, regardless of any other allocation indicated by the Beneficiary, will be charged as follows:

a)	first, amounts due to the Financing Bank for reimbursement of expenses (including court fees), costs and fees identified in the Summary Document.
b)	second, the amounts due to the Financing Bank for interest on arrears.
c)	third, the amounts due to the Financing Bank for interest.
d)	fourth, the amounts due to the Financing Bank as principal and, in the case of partial early repayments, pro-rata application to all the amortization installments still due; and
e)	lastly, amounts due to the Financing Bank in another capacity.

10.2	Effectiveness of payments

Payments due by the Beneficiary relative to capital, interest, commission or other entitlement under the Contract and/or the other Financial Documents shall, in order to serve as release, be made in full, with currency and availability at the date of the expiration of the relevant time limit established in the Contract and in the manner provided therein, without any deduction or withholding.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

10.3	Prohibition to make exceptions

The obligation of the Beneficiary to pay, on the dates established, the amounts due as repayment of principal, payment of interest, expenses or otherwise, and, more generally, the fulfillment of the obligations included in the Financial Documents, cannot be suspended or delayed even in the case of a challenge, even judicial raised by the Beneficiary and/or by third parties or that should in any case arise between the Parties to this Agreement. Any exception can only be made after payment.

10.4	Compensation

The Beneficiary, in relation to the amounts it owes to the Financing Bank under the Agreement, waives off-setting the compensation with credits of any kind it has against the Financing Bank.

10.5	Payments by third parties

The Financing Bank will have the right to refuse payments of amounts due from the Beneficiary under the Contract offered by third parties in their own name, and this also in derogation to the first paragraph of Article 1180 of the Civil Code, when such payments may result, to the benefit of the person intending to make them, in subrogation to the Financing Bank’s claim in relation to the Financing and the guarantees covering it, and where there is no express written, definitive, irrevocable and unconditional waiver by the third party to such subrogation or waiver of the exercise of such subrogation to the detriment of any credit right of the Financing Bank.

11.	DECLARATIONS AND GUARANTEES

The Beneficiary shall make to the Financing Bank the declarations and guarantees set out in this Article 11 (Declarations and guarantees). These statements are made on the Date of Stipulation and are intended to be repeated and renewed at each payment date throughout the duration of the Contract with reference to the existing facts and circumstances existing each time.

11.1	Establishment and capacity

The Beneficiary is a validly established and existing company, in accordance with its statutes and with the legal provisions in force, is fully and is freely entitled to exercise its rights and has full legal capacity to carry on the activity currently being exercised.

The competent corporate bodies of the Beneficiary have taken, in the form and according to the modalities provided for by the statutes, all the necessary decisions to approve the assumption of the Financing, the conclusion and the execution of this Agreement and the operations provided for by it.

11.2	Obligations under the Contract

This Agreement, once entered into, will constitute for the Beneficiary a source of legitimate, valid, binding, and effective obligations.

11.3	No violations

The conclusion and execution by the Beneficiary of this Agreement shall not violate any rights of third parties, mandatory provisions of law or regulations or administrative provisions or measures of any authority applicable to it, nor shall it constitute a violation of its articles of incorporation or statutes or of agreements in existence with third parties or commitments otherwise entered into by the Beneficiary and binding on it.

11.4	Financial statements and accounting entries

The Beneficiary’s annual financial statements and the consolidated financial statements, if drawn up, or, as the case may be, the updated financial statements of the Beneficiary, already delivered to the Financing Bank, and on the basis of which it has carried out its own credit and solvency assessments of the Beneficiary, have been prepared in accordance with the applicable law and accounting standards and give a true and fair view, complete and accurate, in all material respects, of the financial position and financial performance of the Beneficiary and of the results of its activities relative to the respective Reporting Period.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

11.5	Information

All information included in the documentation provided by the Beneficiary to the Funding Bank in connection with this Agreement and the transactions covered herein shall be truthful, correct and complete in all material respects.

11.6	Insolvency

The Beneficiary is not insolvent and is not in any of the situations referred to in Articles 2446 (‘Capital reduction for losses’) or, as the case may be, 2482-bis (‘Capital reduction for losses’) and 2447 (‘Capital reduction below the legal limit’) or, as the case may be, 2482-ter (‘Capital reduction below the legal minimum’) of the Civil Code or in equivalent situations and is operating in corporate continuity.

The Beneficiary has not been declared bankrupt under the Bankruptcy Act or any other applicable law, or insolvent, nor has any action been taken to have it declared bankrupt or insolvent under the Bankruptcy Act or any other applicable law, or to subject it to any other insolvency proceedings under the Bankruptcy Act or any other applicable law, or to have recourse to any of the crisis and insolvency regulation tools under the Corporate Crisis Code or to voluntary or judicial liquidation.

In addition, the Beneficiary states:

(a)       that it has not submitted: (i) an application for access to a crisis and insolvency regulation instrument subject to submission of documentation, (ii) debt recovery plans, (iii) debt restructuring agreements, moratorium agreements, (iv) restructuring plans subject to homologation, in accordance with Articles 44, 56, 57, 62 and 64a respectively of the Corporate Crisis Code or similar instruments under any other applicable law.

(b)      that it has not proposed solutions to the over-indebtedness crisis, where applicable, in accordance with Article 65 of the Corporate Crisis Code; and

(c)       that it has not taken any steps to sell the assets to the creditors pursuant to Article 1977 of the Civil Code.

11.7	Litigation

There are no litigation, claim, lawsuit, arbitration, administrative or judicial proceedings (including tax, social security, health, accident, environmental, protection of confidentiality, anti-money laundering and/or compliance with financial and market regulations) pending or threatened in writing against the Beneficiary for which it is reasonable to expect an adverse outcome for the Beneficiary and which, if so decided, would, according to the reasonable assessment of the Financing Bank, lead to a Material Adverse Effect.

11.8	Pari passu

The Beneficiary's payment obligations under this Agreement and/or the other Financial Documents shall not be subordinated to any other obligations that the Beneficiary may incur towards third parties.

12.	REPORTING OBLIGATIONS

Until all the Bank's claims under this Agreement have been settled in full, the Beneficiary undertakes to fulfill the following obligations, thereby also promising the acts of third parties under Article 1381 ("Promise of the obligation or the third party's act") of the Civil Code, where appropriate.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Balance sheets

The Beneficiary’s annual financial statements and the Group’s consolidated financial statements, if drawn up, regularly approved, together with the related reports of the respective administrative and supervisory bodies and the certification of a primary audit firm (if applicable), shall be delivered to the Financing Bank on an annual basis, as soon as they are available and in any event within 210 (two hundred ten) days from the end of the relevant business year.

Certificate of sustainability

On an annual basis and within the same deadlines as for the delivery of the financial statements, and together with them, deliver to the Financing Bank the Certificate of Sustainability duly signed by the legal representative, drawn up in accordance with the model set out in Annex 3 (Certificate of Sustainability) of this Agreement or, alternatively, the notes to the financial statements, showing the results achieved by the Sustainability Indicators in the relevant Reporting Period.

The Beneficiary will provide any additional details reasonably required by the Financing Bank for the purpose of direct verification by the latter of the value of the Sustainability Indicators. The Financing Bank, in order to monitor and verify the correctness and adequacy of the value of the Sustainability Indicators indicated by the Beneficiary in the Certificate of Sustainability, will also be able to avail itself of the support of independent professionals appointed for this purpose. In this respect, the Beneficiary authorizes the Financing Bank to forward the Certificate of Sustainability to these independent professionals.

The Parties agree that failure to provide a Certificate of Sustainability will not constitute a Material Event pursuant to Article 16 (Material Events) nor will it give rise to any cost or other liability of any kind to be borne by the Beneficiary.

Certificate of Conformity

On an annual basis and by the same deadlines as for the delivery of the financial statements, and together with them, deliver to the Financing Bank the Certificate of Conformity duly signed by the legal representative, drawn up in accordance with the model set out in Annex 5 (Certificate of Conformity) to this Agreement.

The Beneficiary will provide any additional details reasonably required by the Financing Bank for the purpose of direct verification by the latter of the value of the Financial Parameters. The Financing Bank will have the power to check and challenge, providing documented evidence to this effect, the Beneficiary's findings in relation to the Financial Parameters.

The Financing Bank, in order to monitor and verify the correctness and appropriateness of the value of the Financial Parameters indicated by the Beneficiary in the Certificate of Conformity, may also use the support of independent professionals authorized for this purpose. In this regard, the Beneficiary authorizes the Financing Bank to forward the Certificate of Conformity to the above independent professionals.

Material Events

Promptly notify the Financing Bank of the occurrence of any Material Adverse Effect and/or Material Event and, upon justified written request of the Financing Bank, confirm to the Financing Bank in writing that no Material Event is outstanding.

13.	OBLIGATION TO RESPECT FINANCIAL PARAMETERS

Until the total settlement of all the Bank's claims arising from this Agreement, the Beneficiary undertakes to comply with the Financial Parameters, in accordance with Annex 4 (Financial Parameters) to the Agreement. The violation, at any Calculation Date, Financial Parameter can be remedied by the payment of Equity to the Beneficiary for an amount that allows, by adjusting the value, the compliance of the Financial Parameter violated, within 30 (thirty) days from the date anticipated for the delivery to the Financing Bank of the Certificate of Conformity from which this violation results. The option to remedy the violation of the Financial Parameters referred to in the preceding paragraph shall apply no more than twice during the life of the Financing.

14.	PERFORMANCE OBLIGATIONS

Until all the credit reasons of the Financing Bank arising from this Agreement have been settled in full, the Beneficiary shall undertake to fulfill the following obligations:

Pari passu

Ensure that any payment obligations arising under this Agreement are not subordinated to any other current or future payment obligations that the Beneficiary may incur towards any other creditor, subject to the privileges of the law.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Subordination of shareholder financing

Ensure that any financing received from its members, as well as any part of the bonds issued by the Beneficiary itself and underwritten by its shareholders, is subject to and conditional on full repayment of all the Bank's claims arising from the Agreement.

Powers to pursue the activity

Maintain valid and effective all authorizations, permits and licenses necessary for the conduct of its business, as it is currently conducted.

Safeguarding assets

Maintain the property, machinery, equipment, and capital goods suitable for use and in good repair, with due care of the good father of the family, and enter into insurance policies with primary insurance companies to cover the risks related to their activity and property, in accordance with best market practice and for the ceilings that are normally insured in the production sector in which the Beneficiary operates.

Financial statements and accounting entries

Ensure that its annual financial statements are prepared in accordance with applicable law and accounting principles and fairly and accurately represent the financial position, equity situation and the profit or loss of the Beneficiary relative to the respective Reporting Period, if prepared and submitted to the Financing Bank in accordance with Article 12 (Reporting Requirements).

Compliance with the law

Fully and properly fulfill, in all substantive respects, all applicable legal obligations, in particular administrative, tax, social security and environmental law obligations. Apply to their employees conditions not lower than those resulting from collective agreements in the category and in the reference area.

Early repayment

Reimburse in advance all amounts due under this Agreement in the circumstances and within the terms set forth in Article 9.2 (Mandatory Early Repayment).

15.	OBLIGATION TO ABSTAIN

Until all the credit items of the Financing Bank arising from this Agreement have been settled in full, the Beneficiary shall undertake to fulfill the following obligations:

Modification business

Do not cease, suspend, or modify your traditional business as being conducted at the Date of Stipulation.

Statutory amendments

Except where provided for by mandatory legal requirements, do not make any changes to the articles of association that may lead to a Material Adverse Effect, with particular, but not exclusive, reference to the purpose of the company and the transfer of the registered office abroad, without the prior written consent of the Financing Bank.

Extraordinary transactions

Without the prior written consent of the Financing Bank, not take part in mergers, demergers, and not to buy own shares if the execution of such transactions could reasonably cause a Material Adverse Effect.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Assets and financing allocated

If formed or converted into a joint stock company, do not constitute assets earmarked for specific business within the meaning of Article 2447-bis ("Assets earmarked for a specific business") of the Civil Code and do not take on funds earmarked for a specific business within the meaning of Article 2447-decies ("Financing earmarked for a specific business") of the Civil Code.

16.	MATERIAL EVENTS

In addition to the events that, by law, allow the Financing Bank to terminate and/or withdraw from the Financing Agreement, or to declare the Beneficiary forfeited the time limit, each of the events described in this Section 16 (Material Events) constitutes a Material Event.

16.1	Non-payment

Non-timely and full payment by the Beneficiary of any amount due to the Financing Bank under this Agreement, in accordance with the terms and conditions provided for in the Agreement, if not remedied within 5 (five) Working Days from the original maturity.

16.2	Purpose of the Financing

The Financing is used by the Beneficiary, in whole or in part, for a purpose other than that referred to in Article 3 (Purpose of the Financing).

16.3	Violation of the Financial Parameters

Without prejudice to the remedy provided for therein, failure to comply with any one of the Financial Parameters referred to in Article 13 (Obligation to comply with the Financial Parameters) of the Contract.

16.4	Failure to fulfill obligations

Failure by the Beneficiary to comply fully and on time with one or more of the obligations referred to in Articles 12 (Reporting Obligations), 14 (Performance Obligations) and 15 (Non-Performance Obligations) of the Contract, unless, where possible, the failure is remedied within 20 (twenty) Working Days from the date on which the Financing Bank has communicated the failure to the Beneficiary. Failure to comply with the obligation to deliver a Certificate of Sustainability remains excluded from that provision, and therefore does not constitute a Material Event.

16.5	False or incorrect statements and guarantees

The substantial inaccuracy and/or untruthfulness of one or more of the statements and guarantees made or repeated by the Beneficiary pursuant to Article 11 (Declarations and Guarantees) of this Agreement, with reference to the time-limited circumstances prevailing unless, where possible, this circumstance is remedied within 20 (twenty) Working Days from the date on which the Financing Bank has communicated such material inaccuracy and/or untruthfulness and the date on which the Beneficiary became aware of it.

16.6	Procedures under the Corporate Crisis and Liquidation Code

(A)	Except in cases where mandatory provisions prohibit the dissolution of the contractual relationship, the initiation of any procedure, including extrajudicial procedures, under the Corporate Crisis Code, or any other applicable law by the Beneficiary, including the application for access to a crisis and insolvency regulation instrument subject to the filing of documents pursuant to Article 44 of the Corporate Crisis Code, the implementing agreements of a debt recovery plan attested pursuant to Article 56, the debt restructuring agreements pursuant to Article 57 et seq., the moratorium agreements ex Article 62, restructuring plans subject to approval in accordance with Article 64a et seq., over-indebtedness crisis resolution procedures, where applicable, in accordance with Article 65 of the Corporate Crisis Code or similar procedures under any other applicable law.

(B)	The voluntary or judicial liquidation of the Beneficiary.

(C)	Paragraph (A) does not apply to the commencement of any insolvency proceeding in any jurisdiction at the initiative of a creditor, if (i) the claim is challenged promptly in good faith and with due diligence; and (ii) the Beneficiary demonstrates to the Financing Bank that the claim is manifestly unfounded; and (iii) the claim is settled within 40 (forty) Working Days of the filing of the claim.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

16.7	Negative business circumstances - Insolvency

(A)	The Beneficiary has ceased or substantially ceased or changed its business activities which are characteristic of it or becomes incapable (or admits in writing its inability) of paying its debts regularly or declares a moratorium in respect of a significant part of its indebtedness, or takes action to dispose of the assets to the creditors in accordance with Article 1977 of the Civil Code.

(B)	The occurrence of a situation of insolvency of the Beneficiary as defined in Article 2 of the Corporate Crisis Code or the recurrence to the Beneficiary of one of the situations referred to in Article 2446 (‘Capital reduction for losses’) or, as the case may be, 2482-bis (‘Capital reduction for losses’) or 2447 (‘Capital reduction below the legal limit’) or, as the case may be, 2482-ter (‘Capital reduction below the legal minimum’) Civil Code, or equivalent situations under applicable law.

16.8	Invalidity of the Contract

Invalidity, nullity, annulment, or inefficacy of the Contract, or of a single essential term thereof, occurring after the Date of Stipulation, at any time and for any reason noted or asserted.

16.9	Judicial, enforcement and protective proceedings

(A)	Initiation, for amounts or values totaling more than Euro 5,000,000.00 (five million/00) for the entire duration of the Contract, of enforcement procedures, the execution of seizure or judicial order or other protective or urgent measure of any kind, or the registration of judicial mortgages on the property of the Beneficiary unless such measure is revoked or abandoned within 40 (forty) days or promptly contested in good faith by the Beneficiary and evidence is provided, deemed satisfactory in the reasonable judgment of the Financing Bank, that the action is reckless or without any basis.

(B)	The initiation of any action, lawsuit, dispute, litigations or arbitration, administrative or judicial proceedings in general, of any kind at the initiative of any public or private counterpart against the Beneficiary for amounts or values in total greater than Euro 10,000,000.00 (ten million/00) for the entire duration of the Contract, unless the related action is abandoned within 40 (forty) days or promptly contested in good faith by the Beneficiary and documentary evidence is provided to the Financing Bank e of the obvious unfounded nature of the action initiated, deemed satisfactory in the opinion of the same .

(C)	The lifting of a protest against the Beneficiary for lack of funds.

(D)	The issuing of a criminal conviction against the administrators of the Beneficiary for offenses that are relevant to the conduct of the business activity of the Beneficiary under Legislative Decree 231/2001 (unless they resign or are promptly removed from office).

16.10	Cross default

The occurrence, in relation to any financial indebtedness of the Beneficiary (other than this Financing), of an event classified as a default giving the creditor institution the right to declare the Beneficiary's forfeiture of the time limit or the termination of the loan agreement or the request for early repayment for sums in excess of Euro 20,000,000.00 (twenty million/00) for the entire duration of the Agreement.

16.11	Worsening Credit Reasons

Notwithstanding what is otherwise provided in this Article 16 (Material Events), the occurrence of a Material Adverse Effect.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

17.	ACTIONS OF THE FINANCING BANK ON THE OCCURRENCE OF A MATERIAL EVENT

At any time after the occurrence of a Material Event, the Financing Bank shall have the option, to exercise in its unquestionable judgment by means of a written communication by registered letter with return receipt or certified email ("PEC") sent to the Beneficiary, to:

(A)	declare that the Beneficiary has forfeited the time limit pursuant to Article 1186 of the Civil Code upon the occurrence of any of the Material Events referred to in Article 16 above, which the Parties expressly recognize as equivalent to the circumstances referred to in Article 1186 of the Civil Code, without there being any need for a judicial ruling;

(B)	declare the Contract terminated by law, pursuant to and for the purposes of Article 1456 of the Civil Code, upon the occurrence of even one of the Material Events caused by default attributable to the Beneficiary referred to in Articles 16.1 (Non-payment), 16.2 (Purpose of Financing), 16.3 (Breach of Financial Parameters), 16.4 (Failure to fulfill obligations) and 16.5 (False or inaccurate declarations and guarantees).

(C)	terminate the Agreement (without payment of any consideration) upon the occurrence of any of the Material Events referred to in Articles 16.6 (Proceedings under the Corporate Crisis and Liquidation Code), 16.7 (Negative Circumstances for the Business - Insolvency), 16.8 (Invalidity of the Agreement), 16.9 (Judicial, Enforcement and Precautionary Proceedings), 16.10 (Cross Default) and 16.11 (Worsening Credit Reasons), which the Beneficiary expressly recognizes here as grounds for legitimate withdrawal by the Financing Bank, having already eliminated any exception.

Forfeiture of the time limit, termination of the contract, or withdrawal from the contract will take effect from the moment the Beneficiary has received the written communication, by registered letter with return receipt or PEC, from the Financing Bank, in which the latter declares its intention to use this clause, without under any circumstance the need for judicial ruling.

The exercise, even contextual, of these powers will be left to the full discretion of the Financing Bank, which, in any case, will be able to avail itself of any other remedy provided for by this Agreement, the other Financial Documents or the law in its favor for the protection of its claims against the Beneficiary.

Following the exercise by the Financing Bank of the above-mentioned powers:

(i)	the Financing is immediately past due for the entire outstanding portion of the Financing and the entire utilized amount of the Financing, together with the accrued interest and any other sums due under the Contract, shall be deemed to be liquid and payable.

(ii)	any unused amount of Financing will be definitively canceled and no longer available to the Beneficiary.

(iii)	the Beneficiary shall be obliged to reimburse to the Financing Bank, within 10 (ten) days of receipt of the above written notification, the outstanding amounts of the Financing, together with any outstanding amounts due under the Agreement, including interest, also interest on arrears, accrued up to the date of actual payment, commissions, tax charges and expenses;

(iv)	In the event of non-payment of everything due from the Beneficiary, the Financing Bank will have the right to exercise all possible actions, including precautionary or urgent actions, in order to protect its credit or other entitled under the Contract and to proceed to the enforcement of possible guarantees of the Financing.

18.	EXPENDITURES, TAXES AND CHARGES

The Bank, in agreement with the Borrowing Party, shall not opt for the application of the substitute tax referred to in Articles 15 and 17 of Presidential Decree No. 601/73 as amended and supplemented.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

The Borrowing Party declares:

to bear the so-called "taxes on deed", if due, and all other taxes which, in relation to the evolution of the operation, are or will be due, for example, on this Financing Operation, the assumption of guarantees, following any measures of the judicial authorities.

Any taxes, duties, expenses, costs, and fees (including legal, notarial, tax and fees) reasonably incurred and duly documented, also tax and administrative costs (including any tax liability and penalties imposed), relative to this Agreement, other than income taxes payable by the Bank, shall in all cases be borne by the Borrowing Party. However, it is understood that the Bank will have to receive the amounts contractually provided for, without any deduction or retention.

If by law, regulation, or interpretation of law or for any other reason a withholding tax or deduction of tax is required, the payments made by the Borrowing Party shall be supplemented to such an extent that the Bank will in any event obtain the amounts originally agreed in this Agreement, except for those taxes which are due by the Bank relative to the total income derived from its credit business.

In the event of foreign withholding taxes being levied, the Bank shall request that the upper limit provided for in the double taxation agreement concluded between Italy and the country of residence of the Borrowing Party, should one exist, be taken into account. In this respect, the Bank shall undertake to provide any documentation necessary for this purpose, upon request by the Borrowing Party. Upon presentation of documents certifying payment of the withholding tax up to the limit laid down in the agreement, the Bank undertakes to repay the amount of the withholding tax if the conditions for its recovery are met in the Bank’s tax return through the tax credit mechanism for taxes incurred abroad.

19.	UNILATERAL AMENDMENT OF CONDITIONS AND WAIVERS

19.1	Unilateral amendment of contractual conditions

(A)	The Beneficiary, in accordance with Article 118 of the TUB and the related regulatory and supervisory legislation, specifically approves the option of the Financing Bank to unilaterally alter the charges relative to the costs if there is a justified reason even to the detriment of the Beneficiary.

(B)	The proposed change must be communicated expressly by the Financing Bank to the Beneficiary 2 (two) months in advance of the date on which the new condition takes effect, in writing or by a durable medium, indicating in a prominent manner "Proposal for unilateral amendment of the contract".

(C)	The amendment shall be deemed accepted if the Beneficiary does not withdraw from the Agreement by the date provided for its application. Withdrawal is not subject to any costs and the Beneficiary shall be entitled to the application of the conditions stipulated above in the liquidation of the relationship. Clauses relating to the Interest Rate are expressly excluded from the unilateral right to amend them.

(D)	The Beneficiary specifically approves this option for the Financing Bank, pursuant to Article 118(2) of the TUB.

19.2	Waivers

Any tolerance, even repeated, of failure to fulfill contractual obligations or of delay in fulfilling them cannot in any way be interpreted as tacit repeal of the agreements providing for them. The Financial Bank's failure or delay in exercising, in all or in part, any right or action to which it is entitled, under the Contract and/or the Other Financial Documents, shall not constitute a waiver of such rights or actions. In addition, the rights and actions provided for in this Agreement and/or in the other Financial Documents are cumulative and do not exclude other rights or actions provided for by law.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

20.	MODIFICATION OF THE PARTIES

20.1	Sale and transfers by the Beneficiary

The Beneficiary may not assign or transfer any of its rights, benefits, and obligations under this Agreement and/or the other Financial Documents without the prior written consent of the Financing Bank.

20.2	Sales and transfers by the Financing Bank

(A)	Without costs and charges to the Beneficiary, the Financing Bank may transfer, in whole or in part, its claims, rights and obligations arising from the Contract, or its position in the Contract pursuant to Articles 1406 et seq. of the Civil Code, only with the prior written consent of the Beneficiary (which may not be unreasonably denied or delayed and will be deemed to have been granted if not expressly denied within 15 (fifteen) Working Days from the request), to a Qualified Bank with discharge for the part of the obligations subject to the assignment and with the exclusion of any joint and several liability between transferor and transferee.

(B)	Without prejudice to the foregoing, it is understood that in the event of a Material Event (which has not been remedied within the relevant grace period, if applicable), the Financing Bank may make the transfers referred to in (A) above even without the prior consent of the Beneficiary and to banks, entities, financial institutions or subjects even not falling within the definition of a Qualifying Bank.

(C)	It is expressly agreed that the Financing Bank will also be able, at any time and freely, to (i) use the credits arising from the Financing as ‘non-marketable assets’ to be pledged to the European Central Bank and/or the Banca d’Italia for refinancing operations provided by the latter under the ‘Abaco’ procedure (collateralized banking assets), as governed by the rules governing ‘Eurosystem monetary policy instruments’, on a time-by-time basis, or under any other equivalent time-by-time procedure in force; (ii) to assign all or some of its claims arising under the Agreement under the provisions of the Law of April 30, 1999, No 130 ("Provisions on credit securitization") or similar rules.

(D)	The Beneficiary gives as of now its irrevocable consent to any transfer pursuant to the foregoing, including for the purposes of Article 1407 et seq. of the Civil Code.

21.	MISCELLANEOUS

21.1	Proof of credit

Without prejudice to the provisions of Article 119, third paragraph of the TUB, the statements of account, records and generally the accounting records of the Financing Bank will always, unless later proven otherwise, constitute full evidence anywhere and of any effect of the claims which the Financing Bank has against the Beneficiary under this Agreement.

21.2	Successor Constraint

The obligations arising under this Agreement are assumed by the Beneficiary with the clause of solidarity and indivisibility relative to its successors or successors.

21.3	Partial invalidity

The fact that, at any time, one or more of the provisions of this Agreement or of the other Financial Documents becomes null and void, invalid, ineffective, or inoperable shall not affect the legality, validity, and enforceability of the other provisions of this Agreement or of the other Financial Documents to the extent provided by Article 1419 ("Partial invalidity") of the Civil Code.

21.4	APRC

The ‘Overall Annual Percentage Rate, including interest and charges which contribute to determining the actual cost of the operation, of which the Beneficiary states that it has taken note at the time of the submission of the application for financing, calculated in accordance with the applicable rules and regulations, as indicated in the Summary Document.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

21.5	Consent to data processing and communication

The Financing Bank processes personal data in compliance with Regulation EU 2016/679 of the European Parliament and of the Council of April 27, 2016 (the "GDPR"), Legislative Decree No. 196 of June 30, 2003 as amended by Legislative Decree No. 101 of August 10, 2018 and all pro-tempore legislation in force on privacy and data protection.

The full privacy statement, delivered to the Beneficiary at the time of opening the relationship, is available at www.bancobpm.it, privacy section.

The Beneficiary acknowledges and authorizes the Financing Bank to disclose any personal data provided by the Beneficiary and, more generally, information relating to this Agreement, to the other Financial Documents, and to the Beneficiary, to the following categories of recipients, in compliance with the above mentioned data protection legislation and Regulation EU 2018/1725:

(i)	institutions or bodies of the European Union, each of which, like the Financing Bank, acts independently as data controller.

(ii)	European Central Bank and/or Banca d’Italia for refinancing operations provided under the Abaco (collateralized banking assets) procedure, as regulated by the rules governing Eurosystem monetary policy instruments, on a time-to-time basis.

(iii)	any person potentially interested in becoming an assignee of this Agreement or of the credit arising under this Agreement.

(iv)	any guarantor of this Financing, the sponsors/providers of funds underlying this Financing, each of which, like the Financing Bank, will act independently as data controller.

22.	DOMICILE ELECTION - COMMUNICATIONS

22.1	Election of domicile

For contractual purposes, as for any judgment arising out of the Contract, the Parties shall elect their domicile at their respective registered office.

22.2	Communications

Under and for the purposes of Article 119 of the TUB, the Financing Bank will provide the Beneficiary, at the end of the contract and, in any event, at least once a year, with an analytical communication with full and clear information on the progress of the relationship and an updated picture of the economic conditions applied.

The methods of sending periodic communications include paper and electronic communications; the Beneficiary expressly declares that it wishes to receive the periodic communications in paper/electronic form; at any time during the relationship the Beneficiary has the right to change the communication technique used, by means of a specific request by registered letter to be sent to the Branch of the Financing Bank where the relationship is maintained. The Beneficiary may also ask for additional information or more frequently than that referred to above. The request must be made in writing as indicated above. In the event that the Beneficiary requests to receive the above communications with a frequency different from and greater than that indicated above, the Bank may charge the contractually foreseen costs indicated in the Summary Document, which are appropriate and proportionate to the actual costs incurred by the Financing Bank and contractually indicated.

All communications under this Agreement shall be in writing, signed by a person with the necessary powers, and arranged in such a way as to enable acknowledgement or confirmation of receipt.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

23.	INDEMNITY

With the sole exclusion of the consequence of the willful misconduct or gross negligence of the Financing Bank, the Beneficiary will keep the Financing Bank free and indemnified with respect to any damaging consequences, increased costs or expenses that may arise to it from this Agreement or from its execution, including damages resulting from the occurrence of a Material Event.

Any amounts due by the Beneficiary to the Financing Bank pursuant to this Article shall be paid, upon written request accompanied by appropriate documentary evidence, within 5 (five) Working Days of receipt of such request.

24.	APPLICABLE LAW, COMPETENT COURT, COMPLAINTS AND OUT-OF-COURT SETTLEMENT

24.1	Applicable law

This Agreement is governed by Italian law.

24.2	Competent jurisdiction

For any dispute relative to the interpretation, conclusion, execution or termination of this Agreement, or in any case relating to it, the Court of Milan will have exclusive jurisdiction, without prejudice to the powers strictly established by the Code of Civil Procedure for the supervision and enforcement proceedings and subject in any case to the rules laid down in Article 24.3 below (Complaints - Out-of-court dispute settlement).

This is without prejudice to the right of the Bank to bring an action before any other court having jurisdiction under the law.

24.3	Complaints - out-of-court dispute settlement

The Financing Bank shall inform the Beneficiary and any Guarantor(s), that in the event of a dispute arising from the stipulation of this Agreement and related and consequential acts, the Beneficiary and the Guarantor(s), if any, may:

(A)	complain to the Financing Bank as indicated on the Banco BPM Group's Branches or institutional website (https://gruppo.bancobpm.it). The Financing Bank must respond within 60 (sixty) days from the date of receipt.

(B)	If the Beneficiary and any Guarantor(s), are not satisfied by the outcome of the complaint or have not received a reply within the period provided for by the applicable legislation, they may, in accordance with Article 128-bis of the TUB, apply to the Financial Arbitrator (hereinafter "ABF"), toll-free number 800196969, if the claim has a value not exceeding Euro 200,000.00 (two hundred thousand point zero zero) zero), if it involves the claim for an amount of money, or without any limit on the amount in all other cases. To find out how to contact ABF and its area of competence, see the website www.arbitrobancariofinanziario.it, without prejudice to the possibility to request information from the Banca d’Italia’s Branches or from the Financing Bank. If the Beneficiary and any Guarantor(s), propose to appeal to the ABF, they must notify the Financing Bank without delay and send a copy thereof to it by registered letter with return receipt or certified email. No appeal to ABF may be made more than 12 months after the filing of the complaint referred to in (A) above, without prejudice to the possibility for the Beneficiary and any Guarantor(s), to file a new complaint with the Financing Bank concerning the same subject matter as the previous complaint. The decision of ABF shall be without prejudice to the possibility of appeal to the courts.

(C)	As an alternative to the above and without the need to file a complaint, the Beneficiary and any Guarantor(s), will be able to activate the mediation procedure. The same right shall be granted to the Financing Bank. To this end, the Parties agree to activate this mediation procedure with the Bank Arbitration Body set up by the Financial Arbitrator - Association for the Settlement of Banking, Financial and Corporate Disputes - ADR., which is entered in the register of arbitration bodies kept by the Ministry of Justice (hereinafter referred to as ‘CBF’) as a body specialized in banking and financial disputes, which has a network of arbitrators spread throughout the national territory (information on the www.conciliatorebancario.it).

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

The procedure before the ABF or before the CBF referred to in points (B) and (C) above also satisfies the condition of admissibility for the exercise of judicial proceedings in matters of banking contracts established in Article 5, paragraph 1-bis of Legislative Decree. March 4, 2010, No. 28. In the event of a change in the legislation referred to above, the time-limited provisions in force will apply.

If you agree with the content of this proposal, in order to complete the contract, please return to us a copy of this signed by you as full and unconditional acceptance, with specific approval of the following clauses pursuant to and for the purposes of Article 1341, second paragraph of the Civil Code:

Article 5 (Terms of the Funding Agreement), Article 6 (Drawdown of the Financing), Article 7 (Interest on the Financing), Article 8 (Repayment of the Financing), Article 9.2 (Mandatory Early Repayment), Article 10 (Payments), Article 12 (Reporting Obligations), Article 13 (Obligation to Meet Financial Parameters), Article 14 (Performance Obligations), Article 15 (Non-Performance Obligations), Article 16 (Material Events), Article 17 Actions of the Financing Bank at the occurrence of a Material Event), Article 18 (Expenses, taxes and charges), Article 19 (Unilateral modification of conditions and waivers), Article 20 (Modification of the Parties), Article 21.1 (Proof of the credit), Article 21.2 (Constraint on succession), Article 21.3 (Partial invalidity), Article 21.4 (APRC), Article 22 ( Election of Domicile - Communications), Article 23 ( Indemnity), Article 24 (Applicable law, jurisdiction, complaints and settlement Court of Disputes).

Yours sincerely.

Annex Sustainability Indicators

Annex Certificate of Sustainability

Annex Financial Parameters

Annex with Drawdown Request

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

To

BANCO BPM SPA

I/WE have received your above proposal which I/we sign below as a sign of full acceptance of its contents.

I/We declare:

✓ that I/we have exercised before the conclusion of the Agreement the right to obtain:

✓a copy of the Contract suitable for stipulation at the cost established in the Summary Document not exceeding the costs for Fees for Investigation

☐       schedule of Contract without economic conditions and cost estimate based on the information provided by me/us

☐       that I have not exercised any right to obtain a copy of or an outline of the Agreement.

that this document together with the documents annexed to it have been signed by me after the placement of the "guarantee seal", which ensures that it is indivisible and unchangeable.

09/15/2023	/s/ FRANCESCO BALESTRIERI
Date	Signature

The Borrowing Party

ALFASIGMA - S.P.A. VAT 03432221202

Mr. Balestrieri Francesco, born in PADUA (PD) on, 01/22/1969 — Tax Code BLSFNC69A22G224A

STAMP FOR

AUTHENTICITY

VERIFICATION COMPILATION AND

SIGNING POWERS

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Annex 2

Sustainability indicators

For the purposes of the possible change in the Spread according to Article 7.1(C) (Interest Rate) of the Agreement, the Sustainability Indicators adopted by the Borrowing Party (no more than three) and their target values for each reference period are as follows:

Sustainability indicator: INGHG

Start date	End date	Target Value
01/01/2023	12/31/2023	Less than or equal to 0.67
01/01/2024	12/31/2024	Less than or equal to 0.65
01/01/2025	12/31/2025	Less than or equal to 0.63

Universal Sustainability Indicators Legend:

(1)	EMGHG - Total Greenhouse gas (GHG) emissions, or alternatively,

EPGHG - Percentage reduction of total GHG emissions (GHG) or alternatively

INGHG - Greenhouse Gas emission intensity (GHG).

(2)	ENRIN - Percentage of energy from renewable sources in total energy consumption.

(3)	RIRIC - Percentages of waste destined for recycling in productive activities out of the total waste generated.

(4)	H2RIC - Percentage of water recycled in production activities out of total water consumed.

(5)	SALSI - Investments in occupational health and safety.

(6)	SOCOL - Interventions for the design and implementation of infrastructure/projects for the benefit of local communities.

(7)	WELFA - Corporate welfare measures.

(8)	PARGE - Measures to support gender diversity.

(9)	GRPRO - Number of suppliers adopting environmental and social conduct rules.

(10)	CEESG - Number of certifications (or certified assets) with reference to sustainability standards (ISO 14001, SA8000, ISO 50001, EMAS, etc.).

(11)	FORDI - Number of hours of sustainability training provided to employees/management.

Conditions for compliance with each Universal Sustainability Indicator:

‘EMGHG’: Total greenhouse gas emissions shall be reduced by at least 2% per year compared to the emissions declared at the time of the conclusion of the financing contract (with the objective of achieving a reduction of emissions in line with the European targets of 40% in 2030 compared to 1990, taking into account the 24% reduction already achieved in 2020).

‘EPGHG’: the reduction in the percentage change in total greenhouse gas emissions must be greater than at least 2% per year (with the aim of achieving a reduction in emissions, in line with the European targets, of 40% in 2030 compared to 1990, taking into account the 24% reduction already achieved in 2020).

The change is calculated as the difference between the total greenhouse gas emissions reported in year X and those reported in previous year (X-1), divided by the total greenhouse gas emissions reported in previous year (X-1).

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

‘INGHG’: The greenhouse gas intensity indicator (hereinafter GHG intensity indicator) is defined as the total greenhouse gas emissions, expressed in tons of CO2eq, in relation to the specific parameter chosen (e.g., unit of product, turnover, etc.).

The value of the GES Intensity Indicator must be reduced by at least 2% per year compared to the value declared at the time of the conclusion of the financing contract (with the aim of achieving a reduction in emissions, in line with the European targets, of 40% in 2030 compared to 1990, taking into account the reduction of 24% already achieved in 2020).

‘ENRIN’: the indicator energy consumption from renewable sources (hereinafter the ‘RES indicator’) is defined as the ratio, expressed as a percentage, between the amount of energy consumption from renewable sources and the total amount of energy consumption.

•	if the value of the RES Indicator is greater than or equal to 32%, the change between the value of the RES Indicator for year X and the value of the RES Indicator for the previous year (X-1) must be positive (> 0).

•	if the value of the RES Indicator is less than 32%, the change between the value of the RES Indicator for year X and the value of the RES Indicator for the previous year (X-1) shall be at least equal to the difference between 32% and the value of the RES Indicator for the previous year (X-1) divided by 8.

The change is calculated as the difference between the ERF indicator value for year X and the ERF indicator value for the previous year (X-1).

‘RIRIC’: the indicator waste recycled in production activity (hereinafter the ‘Waste Indicator’) is defined as the ratio, expressed as a percentage, between the amount of waste recycled and the total amount of waste generated.

•	if the value of the Waste Indicator is greater than or equal to 50%, the change between the value of the Waste Indicator for year X and the value of the Waste Indicator for the previous year (X-1) must be positive (> 0)

•	if the value of the Waste Indicator is less than 50%, the change between the value of the Waste Indicator for year X and the value of the Waste Indicator for the previous year (X-1) shall be at least equal to the difference between 50% and the value of the Waste Indicator for the previous year (X-1), divided by the duration of the financing expressed in years minus 1. Alternatively, the value of the Waste Indicator at the date of last registration before the final maturity of the financing shall be at least 50% (the annual growth of the value of the Waste Indicator shall follow a plan subject to separate agreement).

‘H2RIC’: the water reused and/or recycled indicator (hereinafter the ‘Water Indicator’) is defined as the ratio, expressed as a percentage, between the amount of water reused and/or recycled and the total amount of water consumed.

The change between the value of the Water indicator for year X and the value of the Water indicator for the previous year (X-1) must be positive (> 0).

‘SALSI’: the occupational health and safety investment indicator (hereinafter the ‘Health indicator’) is defined as the amount of investments made in occupational health and safety in relation to turnover in the reference period, expressed in Euro per million Euro of turnover.

The change between the value of the Health Indicator for year X and the value of the Health Indicator for the previous year (X-1) must be positive (> 0).

‘SOCOL’: the Local Community Initiatives indicator (hereinafter the ‘Community Indicator’) is defined as the amount of investments in local Community initiatives in relation to turnover in the reference period, expressed in Euro per million Euro of turnover.

The change between the Community indicator value for year X and the Community indicator value for the previous year (X-1) must be positive (> 0).

‘WELFA’: The indicator of initiatives and/or programs and/or promotions carried out in the field of corporate welfare for employees (hereinafter the ‘Welfare Indicator’) is defined as the amount of investments made in initiatives and/or programs and/or promotions carried out in the field of corporate welfare for employees, in relation to the turnover achieved in the reference period, expressed in Euro per million Euro of turnover.

The change between the Welfare Indicator value for year X and the Welfare Indicator value for the previous year (X-1) must be positive (> 0).

‘PARGE’: the indicator of initiatives and/or programs and/or promotions carried out with the aim of reducing gender disparities (hereinafter the ‘Equality Indicator’) is defined as the amount of investments made in initiatives and/or programs and/or promotions carried out with the aim of reducing gender disparities, in relation to the turnover achieved in the reference period, expressed in Euro per million Euro of turnover.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

The change between the value of the Equality indicator for year X and the value of the Equality indicator for the previous year (X-1) must be positive (> 0).

‘GRPRO’: the number of suppliers adopting environmental and/or social conduct rules (hereinafter the ‘Supplier Indicator’).

The change between the value of the Supplier Indicator for year X and the value of the Supplier Indicator for the previous year (X-1) must be positive (> 0).

‘CEESG’: the number of certifications or assets certified with reference to sustainability standards (hereinafter the ‘Certifications Indicator’).

The change between the Certification Indicator value for year X and the Certification Indicator value for the previous year (X-1) must be positive (> 0).

‘FORDI’: the number of hours of sustainability training provided to employees/management (hereinafter the ‘Training Indicator’).

The change between the value of the Training Indicator for year X and the value of the Training Indicator for the previous year (X-1) must be positive (> 0).

Key Sustainability indicators with recommended product sectors:

(1)	EPMPS (Industry - Construction) - Percentage of secondary raw materials (i.e., raw materials production waste and materials from recycled or recovered sources) used in the production process.

(2)	EPPAC (Industry - Services) - Percentage of packaging material that is recycled or reused.

(3)	EPHYB (Industry - Services - Construction - Logistics - Transport) - Percentage of hybrid/electric vehicles in the company's fleet.

(4)	SPWOM (Industry - Services - Construction - Logistics - Transport) - Percentage of female employees.

(5)	SIRPS (Industry - Services - Construction - Logistics - Transport) - Investment in research and development (R&D) to achieve more sustainable products and technologies.

(6)	GILAW (Industry - Services - Construction - Logistics - Transport) - Legal costs in passive cases relating to anti-competitive behavior, antitrust and monopolistic practices.

Conditions for compliance with each Sector Sustainability Indicator:

‘EPMPS’ means the secondary raw materials indicator, defined as production waste raw materials and/or process materials from recycled or recovered sources (hereinafter ‘MPS indicator’), and defined as the ratio, expressed as a percentage, between the quantity (weight or volume) of secondary raw materials and the total quantity (same unit of measurement) of material used in the production process.

The change between the value of the MPS indicator for year X and the value of the MPS indicator for the previous year (X-1) must be positive (> 0).

‘EPPAC’ means the indicator of recycled and/or reused materials in packaging material (hereinafter the ‘Packaging Indicator’) and is defined as the ratio, expressed as a percentage, between the quantity (weight or volume) of recycled and/or reused packaging materials in the packaging material and the total quantity (same unit of measurement) of the packaging materials used.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

The change between the value of the Packaging Indicator for year X and the value of the Packaging Indicator for the previous year (X-1) must be positive (> 0).

‘EPHYB’: the Hybrid/Electric Vehicle Indicator of vehicles in the company fleet (hereinafter ‘Vehicle Indicator’) is defined as the ratio, expressed in percentage terms, between the number of vehicles registered as hybrid or electric and the total number of company vehicles.

The change between the value of the Vehicle Indicator for year X and the value of the Vehicle Indicator for the previous year (X-1) shall be positive (> 0).

‘SPWOM’: the female employee indicator (hereinafter the ‘Woman Indicator’) is defined as the ratio, expressed in percentage terms, between the number of female employees on 31 December of the reference year and the total number of employees on that date.

•	if the value of the Woman Indicator is less than 50%, the change between the value of the Woman Indicator referring to 31/12 of year X and the value of the Woman Indicator referring to 31/12 of the previous year (X-1) must be positive (> 0).

•	If the value of the Woman Indicator is greater than or equal to 50%, the change between the value of the Woman Indicator referring to 31/12 of year X and the value of the Woman Indicator referring to 31/12 of the previous year (X-1) must not be negative (>0), i.e., the value of the Woman Indicator must be at least equal to that of the previous year.

The variation is calculated as the difference between the Woman Indicator value for Year X 31/12 and the Woman Indicator value for Year X 31/12 (X-1).

‘SIRPS’ means the indicator Investments in Research and Development (hereinafter the ‘R&D Indicator’) and is defined as the amount of investments made in Research and Development for the realization of more sustainable products and technologies in relation to the turnover achieved in the reference period, expressed in Euro per million Euro of turnover.

The change between the value of the R&D indicator for year X and the value of the R&D indicator for the previous year (X-1) must be positive (> 0).

‘GILAW’: the Legal Costs Indicator for lawsuits (hereinafter the ‘Legal Costs Indicator’) is defined as the amount of legal costs (also relative to out-of-court activities) incurred in passive cases attributable to anti-competitive, antitrust, and monopolistic behavior in relation to turnover in the reference period, expressed in Euro per million of Euro of turnover.

The change between the value of the Legal Expenses Indicator for year X and the value of the Legal Expenses Indicator for the previous year (X-1) must be negative (< 0).

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Annex 3

Certificate of Sustainability

To

BANCO BPM SPA

[•]

[•], [•]

Subject: Certificate of Sustainability

To Financing Bank,

we refer to the loan agreement concluded on 08/10/2023 between BANCO BPM S.P.A. as the Financing Bank and the undersigned ALFASIGMA S.P.A. as the Beneficiary, of the amount of Euro 100,000,000.00 (Euro one hundred million point zero zero) (hereinafter the "Financing Agreement").

The terms indicated in this letter with a capital letter have the same meaning as the corresponding terms in the Loan Agreement.

This statement constitutes a ‘Statement of Sustainability’ within the meaning of the Financing Agreement.

With this in mind, for the purposes of the possible variation of the Spread according to article 7.1 (C) (Interest rate) of the Financing Agreement, we communicate below the value of the Sustainability Indicators with reference to the period [•] - [•]:

(a)                    [•] has the value of          [•], therefore the target value [has] / [has not] been reached.

(b)                   [•] has the value of         [•], therefore the target value [has] / [has not] been reached.

(c)                    [•] has the value of         [•], therefore the target value [has] / [has not] been reached.

Yours sincerely.

[Place and date]

[Stamp and Signature of the legal representative of the Beneficiary]

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Annex 4

Financing Parameters

1.	FINANCING PARAMETERS

- the PFN/EBITDA ratio shall not exceed 2.50

- the PFN/PN ratio shall not exceed 2

The verification of the Financial Parameters referred to in this Annex 4 (Financial Parameters) will be carried out by the delivery to the Financing Bank of the Certificate of Conformity in accordance with Article 12 (Information Requirements) of the Contract.

The Financial Parameters will be calculated by the Beneficiary for each Reference Period, at the Calculation Date, on the basis of the data expressed in the consolidated financial statements of the Group, duly approved (and certified, where applicable) and delivered to the Financing Bank in accordance with Article 12 (Information Requirements) of the Agreement.

The Beneficiary acknowledges that the adoption of accounting policies other than the Accounting Policies in the preparation of the financial statements entitles the Financing Bank to make changes to both the definition and the threshold of the Financial Parameters.

2.	FINANCIAL DEFINITIONS

‘Calculation date’: indicates 31 December of each year.

‘Financial Parameters’ means the value of the ratio of the financial indices referred to in paragraph 1 of this Annex 4 (Financial Parameters).

‘ Period of Reference’ means the period of 12 (12) months before each Calculation Date.

‘Accounting Standards’ means the International Accounting Standard (IAS)/IFRS as developed by I.A.S.B. (International Accounting Standard Board) as applicable under Italian law in the preparation of financial statements.

‘EBITDA’ means the algebraic sum of the following items at the consolidated level:

(a)	(+) revenue from sales and Other income items in the Income Statement.

(b)	(-) raw materials and consumables used, Service costs, Personnel costs, Other expenses in the Income Statement.

(c)	(+) production costs related to current leasing transactions (only for the part which relates to leasing rentals) - if considered as costs under (b) above.

(d)	(+) the fees, costs and expenses related to the Financing.

(e)	(+) extraordinary and non-recurring charges included in detail in the notes to the financial statements.

(f)	(-) extraordinary and non-recurring revenue and income included in detail in the notes to the financial statements.

‘PFN’ or ‘Net Financial Position’ means the algebraic sum of the following items, calculated at each Calculation Date at consolidated level:

(a)	(+) the following items:

(i)	the debt component of bank and other lender liabilities in current and non-current liabilities;

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

(ii)debt	to shareholders for loans (if not fully subordinated and deferred relative to principal and interest to the Financing).

(iii)	the "payables to banks" component of the Liabilities to banks and other lenders item in Current and non-current liabilities.

(iv)	the "payables to other lenders" component of the Liabilities to banks and other lenders item in Current and non-current liabilities.

(v)	the debt to subsidiaries component of the debts to banks and other lenders, limited to financial components.

(vi)	the debt to affiliated enterprises component of the debts to banks and other lenders, only the financial components.

(vii)	the debt to parent companies component of the debts to banks and other lenders, limited to financial components.

(b)	(+) outstanding principal payable on outstanding leasing transactions (including debt for operating lease payments still due to the lessor, if accounted for under liabilities in accordance with IFRS 16).

(c)	(-) the “cash component” of Cash and Cash equivalents in Current Assets.

(d)	(-) debt securities traded on regulated markets in the European Union and the United States and issued by public institutions, banks and/or insurance companies ich recorded under Cash and Cash equivalents.

‘PN’ or ‘Equity’ means the algebraic sum of the following items, calculated at each Consolidated Calculation Date:

(a)	(+) the Group's net equity, except for its own shares (with the express exclusion of dividends and/or reserves in the course of a distribution decision).

(b)	(+) debt arising from fully subordinated and deferred shareholder loans, as regards capital and interest, to the Financing. [to be maintained depending on the arrangements reached with the company]

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Annex 5

Certificate of Conformity

To

BANCO BPM SPA

[•]

Subject: Certificate of Conformity

To Financing Bank,

with reference to the loan agreement concluded on [•] to [•], between BANCO BPM S.P.A., as the Financing Bank and the undersigned ALFASIGMA S.P.A., as the Beneficiary, for the amount of Euro 100,000,000.00 (Euro one hundred million point zero zero) (hereinafter the "Financing Agreement").

Terms indicated with a capital letter have the same meaning as the corresponding terms in the Loan Agreement.

This certification constitutes a "Certificate of Conformity" within the meaning of the Financing Agreement.

1.	We hereby notify you that at the Calculation Date of [•]:

Financial Parameters

or           the PFN/EBITDA ratio is [•].

or           the PFN/PN ratio is [•].

2.	The Financial Parameters listed above are, therefore, [in conformity with/] / [not in conformity with] the provisions of Annex 4 (Financial Parameters) to the Financing Agreement, in accordance with Article 13 (Obligations of compliance with the Financial Parameters) of the Financing Agreement. Please find in the Annex the details of the calculations made for the purposes of determining the Financial Parameters.

3.	We confirm that on the date of this letter:

(A)	each of the statements referred to in Article 11 ( Statement and Warranties) of the Financing Agreement is truthful, complete, correct and accurate in all material respects.

(B)	none of the Material Events referred to in Article 16 (Material Events) of the Financing Agreement has occurred.

Yours sincerely.

[Place and date]

[Stamp and Signature of the legal representative of the Beneficiary]

[Annex: Table of the Beneficiary showing the detailed indication of the component considered for the calculation of the Financial Parameters]

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Annex 6

APPLICATION FOR FUNDING NO 07220431

(Facsimile form to be printed on customer's letterhead)

Place Bologna, date 09/15/2023

To

BANCO BPM SPA

Centro Corporate Bologna - Romagna - Marche

Via D. Minzoni 1/G

40121 Bologna (BO)

Subject: Request for Drawdown

Responsible Financing Bank,

we refer to the Financing Agreement concluded on 15/09/2023 in Bologna, between BANCO BPM S.P.A., as the Financing Bank, and the undersigned ALFASIGMA S.P.A., as the Beneficiary, of the amount of Euro 100,000,000.00 (Euro 100 million zero zero) (hereinafter the "Financing Agreement").

Terms in capital letters have the same meaning as the corresponding terms in the Funding Agreement.

This letter constitutes a "Request for Drawdown" under the terms of the Financing Agreement.

We hereby irrevocably request the grant of a Loan Use pursuant to Article 6 (Drawdown of Financing)(B) of the Financing Agreement as follows:

Drawdown amount:	Euro 1,000,000.00 (Euro One Million/00)

Date of Use:	09/15/2023

We confirm that on the date of this letter:

a)	the statements and warranties given pursuant to Article 11 ( Statement and Warranties) of the Financing Agreement are true, correct and complete in all material respects.;

b)	none of the Material Events listed in Section 16 (Material Events) of the Financing Agreement has occurred.

Yours sincerely.

Bologna, 09/15/2023

[Stamp and signature of legal representative of the Beneficiary]

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

Annex 7

DEED OF FINANCING RECEIPT NO 07220431

Location Bologna, 09/15/2023

To

BANCO BPM SPA

Centro Corporate Bologna - Romagna - Brands

Via D. Minzoni 1/G

40121 Bologna (BO)

The undersigned Francesco Balestrieri, born in Padua, on 01/22/1969, tax code BLSFNC69A22G224A, not in his own right but in his capacity as CEO of the company ALFASIGMA S.P.A. with registered office in VIA DEGLI' 99 5 40133 - BOLOGNA (BO), Tax Code/VAT No. 000003432221202 (hereinafter the "Beneficiary"), duly authorized to sign this Deed pursuant to the minutes of the Board of Directors of October 28, 2018;

Whereas:

(A)	under a contract concluded on 09/15/2023 (hereinafter the ‘Financing Agreement’) between ALFASIGMA S.P.A. with registered office in VIA RAGAZZI DEL' 99 5 40133 - BOLOGNA (BO), Tax Code/VAT No. 000003432221202 (hereinafter the ‘Beneficiary’) and BANCO BPM S.P.A. (hereinafter the ‘Financing Bank’), the latter granted the Beneficiary a loan of EUR 100,000,000.00 (Euro 100 million zero zero) (hereinafter referred to as the Financing) that can be used for cash in multiple installments at the request of the Beneficiary, in any case within the Availability Period fixed by mutual agreement between the Parties;

(B)	On 09/15/2023, the Beneficiary sent a formal request to the Financing Bank for the amount of EUR 1,000,000.00 (EUR one million/00) and the Financing Bank, having verified the terms and conditions of the Financing Contract successfully, will disburse the amount today, in accordance with the terms agreed.

(C)	The Beneficiary, in accordance with Article 6 ("Use of Financing") letter (D) of the Financing Agreement, which is cited in its entirety, has undertaken to sign this Receipt Document.

(D)	terms used with a capital letter, unless otherwise defined in this document, have the same meaning as in the Loan Agreement.

now therefore, as an integral and substantive part of this Receipt Document, the Beneficiary, as represented above, declares and acknowledges the following:

1)	declares to receive from the Financing Bank, today and with corresponding currency, the requested amount of Euro 1.000.000,00 (One million/00 Euro) from the total amount of the Financing, by crediting the IBAN Current Account IT80-D-05034-02410-00000022740 in the Branch of 0586 - Bologna Ag. 14 to the holder.

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.

NDG: 000015474772	DATE: 09/15/2023

2)	also acknowledges receipt of the updated Amortization Plan pursuant to Article 8.2 of the Financing Agreement.

3)	issues to the Financing Bank, through the signing of this Receipt Document, a broad and releasing receipt of the total amount of Euro 1,000,000.00 (One Million Euro) received from the Financing to date, acknowledging that it is liable to the Financing Bank for that amount and obliged to repay it in accordance with the Financing Agreement, renewing its commitment to respect the Amortization Plan referred to above;

4)	confirms, to the extent necessary, all obligations, agreements, conditions, statements and warranties contained in the Financing Agreement and, in particular, the obligation to repay the principal and to pay the accrued interest on the Financing at the agreed interest rate, at the contractually agreed due dates;

5)	expressly declares that it will bear any expenses of any kind, including tax, related to and arising from this Receipt Document, in accordance with the terms and conditions set out in the Financing Agreement.

This letter constitutes a "Receipt Document" within the meaning of the Financing Agreement.

The Beneficiary

[Stamp and signature of legal representative of the Beneficiary]

Customer Acceptance

BANCO BPM S.p.A.

Parent Company of the BANCO BPM Banking Group

Registered office: Piazzo F. Meda, 4 • 20121 Milan - Tel. 02 77001

Administrative headquarters: Piazza Nogara, 2 - 37121 Verona –

Tel. 045 8675111 www.gruppo.bancobpm.it

Share Capital as at 04.20.2023: 7,100,000,000.00 Euro (fully paid up). - ABI code 05034, Fiscal (taxation) Code and Registration at the Company Registration Office of Milan Monza Brianza Lodi: 09722490969, Representative of the Gruppo IVA Banco BPM, VAT reg. 10537050964, a Member of the Interbank Fund for the Protection of Deposits and the National Guarantee Fund, Listed in the Register of Banks of the Banca d’Italia and the Register of Bank Groups.